EXHIBIT 21

                               RUDDICK CORPORATION

                              AFFILIATED COMPANIES
                             AS OF DECEMBER 22, 1999

         Listed below are the domestic subsidiaries of Ruddick Corporation, (the "Registrant") all of which are wholly owned and are owned directly by the Registrant, unless otherwise indicated.

         American & Efird, Inc.
         American & Efird Services, Inc.(1)
         A&E Export, Inc.(1)
         A&E Korea, Ltd.(2)
         Harris Teeter, Inc.
         Harris Teeter Properties, LLC (3)
         Harris-Teeter Services, Inc.(3)
         Harris Teeter Resources, Inc. (3)
         Ruddick of Delaware, Inc.
         R. S. Dickson & Company (dba Ruddick Investment Company)
         Ruddco Management, Inc. (4)

         -----------------

         (1) Owned by American & Efird, Inc.
         (2) Owned by American & Efird Services, Inc.; domesticated in Delaware
         (3) Owned by Harris Teeter, Inc.
         (4) Owned by R. S. Dickson & Company


         Listed below are the foreign subsidiaries of the Registrant, all of which are wholly owned through American & Efird, Inc., unless otherwise indicated.

         American & Efird (H.K.) Limited (1)
         American & Efird (G.B.) Limited (2)
         American & Efird (UK) Holdings Limited
         American & Efird Canada, Inc.
         Cranbots Enterprises B.V.
         Hilos A&E de Costa Rica, S.A.
         Hilos A&E de El Salvador, S.A. de C.V. (1)
         Hilos American & Efird de Honduras, S.A. de C.V. (3)
         American & Efird International (FE) Limited
         American & Efird de Mexico, S.A. de C.V (4)
         American & Efird Mills (S) Pte. Ltd.
         American & Efird (Malaysia) SDN BHD
         Hengmei Spinning Company, Ltd. - Joint venture, 60% owned Hilos A&E Dominicana, Ltd. - Joint venture, 49% owned

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         American & Efird Italia S.p.A. - Joint venture, 49% owned
         A&E Amann India Private Ltd. - Joint venture, 33 1/3% owned (5) A&W Thread Ltd. - Joint venture, 12% owned

         In addition, in the normal course of business, R. S. Dickson & Company from time to time makes investments in corporations and partnerships that may result in ownership of capital stock or other interests as an investment.




(1) In order to comply with local law in Hong Kong and El Salvador, one share of such entity is owned of record by a person designated by American & Efird, Inc.

(2) In order to comply with British law, one share each of such entity is owned of record by two persons designated by American & Efird, Inc.

(3) In order to comply with Honduran law, one share each of such entity is owned of record by four persons designated by American & Efird, Inc.

(4) In order to comply with Mexican law, one share each of such entity is owned of record by three persons designated by American & Efird, Inc.

(5) In order to comply with Indian law, 100 shares of such entity is owned of record by a person designated by American & Efird, Inc.